EXHIBIT 99.6
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                              HOPFED BANCORP, INC.
                           MANAGEMENT RECOGNITION PLAN

                                -----------------
                                 Notice of Award
                                -----------------

     WHEREAS, the Board of Directors of HopFed Bancorp, Inc. (the "Company") has previously adopted the HopFed Bancorp, Inc. Management Recognition Plan (the "Plan"); and

     WHEREAS, the Board of Directors of the Company has previously appointed the undersigned directors to serve as the Management Recognition Plan Committee (the "Committee") pursuant to the terms of the Plan, and the Committee is required to make this award pursuant to the Plan.

     PLEASE TAKE NOTICE, that the following individual be granted an award under the Plan ("Plan Share Award"), effective on the Date of Notice listed below:

                                            Number of Shares Subject
          Recipient                            to Plan Share Award
          ---------                            -------------------

           --------------------                       -----


         AND BE IT FURTHER RESOLVED, that the Plan Share Award specified herein shall be subject to the restrictions and other provisions of Section 7.01 of the Plan.

Date of Notice:

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                        HOPFED BANCORP, INC. MANAGEMENT
                        RECOGNITION PLAN COMMITTEE


                        --------------------------------------------------------
                        John Noble Hall, Jr., a duly authorized Committee member


                        --------------------------------------------------------
                        WD Kelly, a duly authorized Committee member


                        --------------------------------------------------------
                        Clifton H. Cochran, a duly authorized Committee member


                        --------------------------------------------------------
                        Walton G. Ezell, a duly authorized Committee member